UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2015

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2015, Omega Healthcare Investors, Inc. (the “Company”), amended its Charter to declassify its board of directors and provide that directors shall be elected for one-year terms after a phase in period.

The amendment to the Charter was previously approved by the Company’s Board of Directors, subject to stockholder approval, and approved by the Company’s stockholders at the Annual Meeting of Stockholders held on July 17, 2015, as further described in Section 5.07 below.

A copy of the Articles of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.07         Submission of Matters to a Vote of Security Holders.

On July 17, 2015 the Company held its Annual Meeting of Stockholders.

At the Annual Meeting, there were present in person or by proxy 170,066,740 shares of Omega’s common stock, representing approximately 93% of the total outstanding eligible votes. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

	Votes Cast in Favor	Votes Withheld	Broker Non-Votes
Norman R. Bobins	130,937,495	1,526,979	37,602,266
Craig R. Callen	131,317,158	1,147,316	37,602,266
Thomas F. Franke	118,676,516	13,787,958	37,602,266
Bernard J. Korman	130,943,386	1,521,088	37,602,266

Proposal 2: Amendment to the Company’s charter to declassify its Board of Directors and provide that directors shall be elected for one-year terms

For	Against	Abstentions	Broker Non-Votes
131,922,185	281,200	261,089	37,602,266

Since the proposal to amend the Company’s charter to declassify its board of directors has received the affirmative vote of a majority of the outstanding shares entitled to vote, the proposal has been approved.

Proposal 3: Ratification of the selection of Ernst & Young LLP as Omega’s independent auditor for 2015

For	Against	Abstentions
168,712,522	1,023,786	330,432

Proposal 4: Advisory vote on the Company’s executive compensation

For	Against	Abstentions	Broker Non-Votes
127,549,851	3,909,087	1,005,536	37,602,266

Each of the director nominees was elected, the amendment to the Company’s charter to declassify its board of directors was approved, the selection of Ernst & Young LLP was ratified and the Company’s executive compensation was approved on an advisory basis.

Item 8.01.         Other Events.

Exchange Offer for 4.50% Senior Notes due 2025

On July 17, 2015, the Company issued a press release announcing the expiration and results of its offer to exchange $250 million aggregate principal amount of its registered 4.50% Senior Notes due 2025 for $250 million aggregate principal amount of its outstanding 4.50% Senior Notes due 2025.

The exchange offer expired at 5:00 p.m., New York City time, on July 17, 2015. On July 17, 2015, U.S. Bank National Association, the exchange agent for the exchange offer, advised that all of the $250 million aggregate principal amount of outstanding 4.50% Senior Notes due 2025 were validly tendered and not withdrawn prior to the expiration of the exchange offer. All of the notes validly tendered and not withdrawn have been accepted for exchange pursuant to the terms of the exchange offer. The exchange offer was conducted upon the terms and subject to the conditions set forth in the Company’s prospectus dated June 17, 2015, and the related letter of transmittal.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Omega Healthcare Investors, Inc.
99.1	Press Release, dated July 17, 2015, announcing the closing of Omega Healthcare Investors, Inc.’s exchange offer for its $250 million 4.50% Senior Notes due 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: July 20, 2015	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment of Omega Healthcare Investors, Inc.
99.1	Press Release, dated July 17, 2015, announcing the closing of Omega Healthcare Investors, Inc.’s exchange offer for its $250 million 4.50% Senior Notes due 2025.